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                                                                    Exhibit 10.1


                             EMPLOYMENT AGREEMENT
                             --------------------

        THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of November 17,
                                         ---------
1995, by and between Cambridge Industries, Inc., a Delaware corporation (the "Company"), and Richard S. Crawford, ("Executive").
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        The execution and delivery of this Agreement by the Company and
Executive are conditions to the purchase of shares of the Company's common stock pursuant to a Refinancing Agreement (the "Refinancing Agreement") of even date
                                          ---------------------
herewith by the Purchasers (as defined therein).

        In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.  Employment.  The Company shall employ Executive, and Executive
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hereby accepts employment with the Company, upon the terms and conditions set forth in this agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").
                                        -----------------

        2.  Position and Duties.
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        (a) During the Employment Period, Executive shall serve as the President and Chief Executive Officer of the Company and shall have the normal duties, responsibilities and authority of the President and Chief Executive Officer, subject to the power of the Company's board of directors (the "Board") to expand
                                                               -----
or limit such duties, responsibilities and authority and to override actions of the President and Chief Executive Officer.

        (b) Executive shall report to the Board, and Executive shall devote his best efforts and substantially all of his business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

        (c) For purposes of this Agreement, "Subsidiaries" shall mean any
                                             ------------
corporation of which the securities having a majority of
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the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

        3.   Base Salary and Benefits.
             ------------------------

        (a) During the Employment Period, Executive's base salary shall be $400,000 per annum or such higher rate as the Board may designate from time to time (the "Base Salary"), which salary shall be payable in regular installments
           -----------
in accordance with the Company's general payroll practices and shall be subject to customary withholding. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible, and Executive shall be entitled to 5 weeks of paid vacation each year.

        (b) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

        (c) In addition to the Base Salary, the Board may, in its sole discretion, award a bonus to Executive of up to 50% of the Base Salary following the end of each fiscal year during the Employment Period based upon Executive's performance and the Company's operating results during such year.

        4.   Termination.  The Employment Period shall continue until
             -----------
Executive's resignation, death or permanent disability or other incapacity (as determined by the Board in its good faith judgment) or until the Board determines in its good faith judgment that termination of Executive's employment is in the best interests of the Company. In the event of Executive's resignation, Executive shall not be entitled to receive his Base Salary or any fringe benefits or bonuses for periods after the termination of the Employment Period, and upon any other termination Employment Period, Executive shall be entitled to receive his Base Salary and fringe benefits (but no bonuses) for a period of three months thereafter.

        5.   Confidential Information.  Executive acknowledges that the
             ------------------------
information, observations and data obtained by him while employed by the Company and its Subsidiaries (including those obtained while employed by the Company prior to the date of this Agreement) concerning the business or affairs of the Company or any

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of its Subsidiaries ("Confidential Information") are the property of the Company
                      ------------------------
or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data
(and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control.

     6. Inventories and Patents. Executive acknowledges that all inventions,
        -----------------------
innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company and its Subsidiaries ("Work Product") belong to the Company or such
                               ------------
Subsidiary. Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     7. Non-Compete, Non-Solicitation.
        -----------------------------

     (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company prior to the date of this Agreement he shall become familiar, and during his employment with the Company he has become familiar, with the Company's trade secrets and with other Confidential Information concerning the Company and its Subsidiaries and that his services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that, during the Employment Period and for two years thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest in,
 -----------------
manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such

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businesses.  Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

          (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries).

          8. Enforcement.  If, at the time of enforcement of paragraph 5, 6 or 7
             -----------
of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.
Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of paragraph 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in paragraph 7 are reasonable.

          9.  Executive's Representations.  Executive hereby represents and
              ---------------------------
warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to

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which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

     10.  Survival.  Paragraph 5, 6 and 7 and paragraphs 10 through 18 shall
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survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

     11.  Notices.  Any notice provided for in this Agreement shall be in
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writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

     Notices to Executive:
     --------------------

     Richard S. Crawford
     c/o Cambridge Industries, Inc.
     555 Horace Brown Drive
     Madison Heights, Michigan  48071

     With copy to:

     Jaffe, Raitt, Heuer & Weiss, Professional Corporation
     One Woodward Avenue
     Suite 2400
     Detroit, Michigan  48226
     Attn:  Ira J. Jaffe, Esq.

     Notices to the Company:
     ----------------------

     Cambridge Industries, Inc.
     555 Horace Brown Drive
     Madison Heights, Michigan  48071
     Attn:  Board of Directors

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

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          12.  Severability.  Whenever possible, each provision of this
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Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          13.  Complete Agreement.  This Agreement, those documents expressly
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referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including, without limitation, the Employment Agreement between the parties hereto, dated August 1, 1994), but excluding any breaches thereof by either party prior to the date hereof.

          14.  No Strict Construction.  The language used in this Agreement
               ----------------------
shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          15.  Counterparts.  This Agreement may be executed in separate
               ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          16.  Successors and Assigns.  This Agreement is intended to bind and
               ----------------------
inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

          17.  Choice of Law.  All issues and questions concerning the
               -------------
construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Michigan, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan. In furtherance of the foregoing, the internal law of the State of Michigan shall control the interpretation and construction of this Agreement (and

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all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

        18.  Amendment and Waiver.  The provisions of this Agreement may be
             --------------------
amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

                                 *  *  *  *  *

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     IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first written above.



                                            CAMBRIDGE INDUSTRIES, INC.


                                            By: [SIGNATURE APPEARS HERE]
                                                --------------------------------

                                            Its: Secretary
                                                 -------------------------------



                                            /s/ Richard S. Crawford
                                            ------------------------------------
                                            Richard S. Crawford